Putnam Global Consumer Fund - period ended 2/29/16

Item 77QI:: Incorprations by Reference

                          Sub-Management Contract between Putnam Investment
Management, LLC and Putnam Investments Limited dated February 27,
2014; Schedule A amended as of March 24, 2016 Incorporated by reference to Post-Effective Amendment No. 232 to the Registrants
Registration Statement filed on March 29, 2016.